UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2006
GTx, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	005-79588	62-1715807
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
3 N. Dunlap Street
Van Vleet Building
Memphis, Tennessee 38163
(901) 523-9700
(Address, including zip code, of Registrant’s principal executive offices
Registrant’s telephone number, including area code,)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-10.1 COMPENSATION INFORMATION FOR EXECUTIVE OFFICERS
EX-10.2 2007 EXECUTIVE BONUS COMPENSATION PLAN

Item 1.01. Entry into a Material Definitive Agreement.
     On October 30, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of GTx, Inc. (the “Company”) approved an increase in the base salary levels of the Company’s named executive officers. The new base salary levels will be effective as of January 1, 2007. Mitchell S. Steiner’s base salary was increased to $446,250. Marc S. Hanover’s base salary was increased to $306,600. The Committee also approved “cost of living” raises of up to 5% of current base salary for Henry P. Doggrell, Mark E. Mosteller, K. Gary Barnette, James T. Dalton and Greg Deener, which amounts are to be approved by the Chairman of the Compensation Committee. The salaries of Dr. Steiner and Mr. Hanover are set forth on Exhibit 10.1 to this Current Report on Form 8-K which is incorporated herein by reference.
     Additionally, upon the recommendation of the Compensation Committee, the Board approved, on October 31, 2006, the award of special cash bonuses for 2006 to certain named executive officers. Dr. Steiner was awarded a bonus of $44,625. Mr. Hanover was awarded a bonus of $30,660. Mr. Doggrell was awarded a bonus of $13,283. Mr. Mosteller was awarded a bonus of $12,338.
     The Board approved an Executive Supplemental Long Term Disability Plan to provide income replacement for executive officers in case of disability. The Disability Plan provides income replacement equal to 75% of base salary to the Chief Operating Officer and all Vice Presidents and income replacement equal to 71% of base salary to the Chief Executive Officer.
     Finally, the Committee approved the adoption of the Company’s 2007 Executive Bonus Compensation Plan (the “2007 Plan”). The 2007 Plan will be effective January 1, 2007. The 2007 Plan is set forth on Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
     Pursuant to the 2007 Plan, all Company Executive Officers, subject to certain exceptions, will be eligible to participate in the Plan. Payments of bonus awards shall be based solely on the attainment of one or more pre-established, objective performance goals. Such performance goals will be approved by the Compensation Committee and communicated to each eligible executive officer not later then 90 days after the commencement of the Company’s 2007 performance year. Target bonus awards will be approved by the Compensation Committee after reviewing recommendations and other information supplied to the Compensation Committee by the Company. The target bonus awards will be communicated to the eligible executive officers in writing annually at or prior to the determination of the performance goals for the 2007 performance year. Executives will be eligible under the plan to receive bonuses equal to the following percentage of base salary depending on attainment of their specific goals: Chief Executive Officer 0-40%; Chief Operating Officer 0-35% and Vice Presidents 0-30%.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits
10.1* Compensation Information for Executive Officers
10.2* 2007 Executive Bonus Compensation Plan
*Management contract or compensatory plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Date: November 3, 2006	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, General Counsel/Secretary

Exhibit Index

Exhibit No.	Description
10.1	Compensation Information for Executive Officers
10.2	2007 Executive Bonus Compensation Plan